                                                                      EXHIBIT 11



                      THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

                                          Thirteen Weeks Ended
                                        -------------------------
                                          July 29,    July 30,
                                            1995        1994
                                        ----------- ------------

Net income                               $ 48,762    $ 53,832
                                        =========== ============
Common shares outstanding:

   Weighted average                       379,454     379,454

   Dilutive effect of stock options         1,446         553

   Weighted average treasury shares       (21,939)    (21,373)
                                        ----------- ------------

  Weighted average used to calculate
     net income per share                 358,961     358,634
                                        =========== ============

Net income per share                     $    .14    $    .15
                                        =========== ============


                                         Twenty-six Weeks Ended
                                        ------------------------
                                           July 29,    July 30,
                                             1995        1994
                                        -------------  ---------
Net income                                $ 87,973    $101,108
                                        =========== ============
Common shares outstanding:

   Weighted average                        379,454     379,454

   Dilutive effect of stock options          1,048         612

   Weighted average treasury shares        (22,034)    (21,467)
                                        ----------- ------------

   Weighted average used to calculate
     net income per share                  358,468     358,599
                                        =========== ============

Net income per share                      $    .25    $    .28
                                        =========== ============

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